UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

BioCardia, Inc.
(Name of Registrant as Specified In Its Charter)

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BIOCARDIA, INC.
320 SOQUEL WAY
SUNNYVALE, CALIFORNIA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Monday, May 20, 2024

Dear Stockholders of BioCardia, Inc.:

Please be advised that the 2024 annual meeting of stockholders and any postponements, adjournments or continuations thereof, or the Annual Meeting, of BioCardia, Inc., a Delaware corporation, will be held on Monday, May 20, 2024 at 9:00 a.m. Pacific Time, at Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class II directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of PKF San Diego, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

3.	To hold a non-binding vote on executive compensation;

4.

To approve an amendment of the amended and restated certificate of incorporation to effect a reverse stock split of our issued common stock, at a ratio of 1-for-2 to 1-for-20, to be determined in the sole discretion of our board of directors, and, if such reverse stock split is effected, a reduction in the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares; and

5.	To transact such other business as may properly come before the Annual Meeting.

Please note that, with respect to the above-described proposal related to reverse stock split, if such proposal is approved, our board of directors may still determine that such a reverse stock split is not necessary or advisable and, as such, may determine to not effect any such reverse stock split and consequently abandon such amendments to our amended and restated certificate of incorporation.

Our board of directors has fixed the close of business on April 15, 2024 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on April 15, 2024 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending this year’s Annual Meeting as a stockholder, follow the instructions provided in your proxy, as explained on page 3 of this proxy statement.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by posting our proxy materials on the Internet.

All stockholders are cordially invited to attend the meeting in person.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail. We appreciate your continued support of BioCardia, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

/s/ Jim Allen

Director

/s/ Peter Altman, Ph.D.

President, Chief Executive Officer, and Director

/s/ Andrew Blank

Chairman of the Board

/s/ Richard Krasno, Ph.D.

Director

/s/ Bill Facteau

Director

/s/ Jay M. Moyes

Director

/s/ Simon H. Stertzer, M.D.

Director

Sunnyvale, California

April    , 2024

BIOCARDIA, INC.

PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Monday, May 20, 2024

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of stockholders of BioCardia, Inc., a Delaware corporation, or BioCardia, the Company, we, our, or us, and any postponements, adjournments or continuations thereof, or the Annual Meeting. The Annual Meeting will be held on Monday, May 20, 2024 at 9:00 a.m. Pacific Time, at Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050. Our proxy materials are first being mailed on or about April , 2024 to all stockholders entitled to notice of and to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available on the Financials & Filings portion of our website at www.biocardia.com/investors/financials-filings/id/1021.

What matters am I voting on?

You will be voting on:

•	the election of two Class II directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of PKF San Diego, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

•	approval, on an advisory basis, of a resolution approving the Company’s executive compensation;

•

a proposal to approve an amendment of the amended and restated certificate of incorporation to effect a reverse stock split of our issued common stock, at a ratio of 1-for-2 to 1-for-20, to be determined in the sole discretion of our board of directors, and, if such reverse stock split is effected, a reduction in the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares; and

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of Jim Allen and Andrew Blank as Class II directors;

•	“FOR” the ratification of the appointment of PKF San Diego, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

•	“FOR” the resolution approving our executive compensation; and

•

“FOR” the proposed amendment of the amended and restated certificate of incorporation to effect a reverse stock split of our issued common stock, at a ratio of 1-for-2 to 1-for-20, to be determined in the sole discretion of our board of directors, and, if such reverse stock split is effected, a reduction in the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares.

Who is entitled to vote?

Holders of shares of our common stock as of the close of business on April 15, 2024, or the Record Date, may vote at the Annual Meeting. As of the Record Date, there were       shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting on Monday, May 20, 2024, and for 10 days prior to the Annual Meeting at 320 Soquel Way, Sunnyvale, California 94085, between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal.

•

Proposal No. 2: The ratification of the appointment of PKF San Diego, LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the proposal. As described below, this is a "routine" matter on which brokers or other nominees may generally vote in their discretion. As such, no broker non-votes are expected in connection with this proposal.

•

Proposal No. 3: Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 4: The approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued common stock, at a ratio of 1-for-2 to 1-for-20, to be determined in the sole discretion of our board of directors, and, if such reverse stock split is effected, a reduction in the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares, requires the approval of a majority of the votes cast affirmatively or negatively on such matter. Please note that abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card; or

•	by written ballot at the Annual Meeting.

Any votes submitted by Internet or telephone may be submitted until 11:59 p.m. Eastern Time on May 19, 2024. Any votes submitted by mail must be received prior to the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Secretary of BioCardia, Inc., in writing, at BioCardia, Inc., 320 Soquel Way, Sunnyvale, California 94085; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Seating will begin at 8:30 a.m. and the meeting will begin at 9:00 a.m. Only stockholders of record on the Record Date are allowed to attend the Annual Meeting. As such, on the day of the meeting, each stockholder will be required to present valid picture identification such as a driver’s license or passport. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.

Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. For security reasons, stockholders should be prepared and may be required to pass through metal detectors prior to entering the Annual Meeting. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Peter Altman, Ph.D. and David McClung have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within BioCardia, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine” matters. The proposal to ratify the appointment of PKF San Diego, LLP is the only proposal that is considered a “routine” matter under applicable rules. Absent direction from you, your broker will not have discretion to vote on the election of directors, on the matters relating to executive compensation or the reverse stock split and, if such reverse stock split is effected, a reduction in the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares, each of which is a “non-routine” matter.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or the SEC, within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements, annual reports and Notice of Internet Availability of Proxy Materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single copy of such document addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and reduces our printing costs, mailing costs, and fees.

A number of brokers and other nominees with account holders who are our stockholders may be “householding” the proxy materials. This means that only one copy of this proxy statement, our annual report and Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report and Notice of Internet Availability of Proxy Materials from the other stockholder(s) sharing your address, please (i) notify your broker or other nominee, or (ii) contact us at the following address and phone number:

BioCardia, Inc.
Attention: Secretary
320 Soquel Way
Sunnyvale, California 94085

(650) 226-0120

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than       , 2024 and the proposal must otherwise comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

BioCardia, Inc.
Attention: Secretary
320 Soquel Way
Sunnyvale, California 94085

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of our board of directors, (ii) brought before the meeting by or at the direction of our board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record at the time of giving the notice, (B) is entitled to vote at the meeting, and (C) has complied with all of the notice procedures set forth in our bylaws.

To be timely for our 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than , 2025; and

•	not later than the close of business on , 2025.

In the event that we hold our 2025 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public disclosure of the date of such annual meeting was made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

If you intend to solicit proxies in support of director nominees other than our nominees, then we must receive notice providing the information required by Rule 14a-19 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, postmarked no later than March 21, 2025. However, if the date of next year’s annual meeting is more than 30 days before or more than 30 days after the one-year anniversary of the date of the Annual Meeting, then we must receive your notice by the close of business on the later of the sixtieth (60th) day prior to such meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance−Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing Exhibit 3.2 to our Form 10-K filed on March 27, 2024 on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. All of our directors other than Peter Altman, Ph.D. are independent within the meaning of the listing standards of the Nasdaq Stock Market, or Nasdaq. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of April 4, 2024, and certain other information for each of the directors with terms expiring at the Annual Meeting, the nominees for election as a director at the Annual Meeting, and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since(4)	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/ Nominees
Jim Allen(1)	II	68	Director	2019	2024	2027
Andrew Blank(1)(2)	II	68	Chairman of the Board of Directors	2019	2024	2027
Continuing Directors
Richard Krasno, Ph.D.(2)(3)	III	82	Director	2016	2025	—
Jay Moyes(2)(3)	III	70	Director	2011	2025	—
Simon H. Stertzer, M.D.	III	88	Director	2002	2025	—
Peter Altman, Ph.D.	I	57	Director, Chief Executive Officer and Director	2002	2026	—
Bill Facteau(3)	I	54	Director	2023	2026	—

(1)	Member of the nominating and corporate governance committee

(2)	Member of the compensation committee

(3)	Member of the audit committee

(4)

Service on our board of directors prior to 2016 noted in the narrative below includes service with BioCardia Lifesciences, Inc., the company we merged with in our reverse merger transaction in October 2016.

Nominees for Director

Jim Allen was appointed to our board of directors in October 2019. Mr. Allen is Chief Executive Officer and President of Sea Star, Inc., a real estate development company, and has served in that capacity since he founded the company in February 1989. Mr. Allen has founded multiple companies from concept to full operation involving the development of various technologies, patents, manufacturing processes, and sales, distribution and maintenance programs. Six of his ventures have resulted in sales to publicly traded companies. One of his companies was sold to Roper Technologies, Inc. and he is currently serving in a consulting capacity for TransCore Atlantic LLC, a Roper Technologies, Inc. company. He is a named inventor on 29 issued and pending patents. Mr. Allen has studied business at Troy University and Auburn University at Montgomery.

We believe that Mr. Allen possesses specific attributes that qualify him to serve as a member of our board of directors, including his operational expertise and extensive track record of successful business ventures.

Andrew Scott Blank is Chairman of our board of directors and was appointed to our board of directors in October 2019. Mr. Blank is President of National Brands, Inc., an investment group that was one of the largest Anheuser-Bush beer distributors prior to divesture of those operations, and has served in that capacity since March 2, 1993. Mr. Blank also currently serves as President of WareITis Technologies, developer of one of the foremost enterprise level content management software suites called Records Studio, President of Archive America, one of the country’s largest family-owned document storage firms, President of Seaboard Warehouse Terminals, Seaboard Chicago U.S. and Seaboard Warehouse, a group of companies providing nationwide third-party logistics services, and President of the Blank Family Foundation, a private family foundation that provides philanthropic support to worthy charitable organizations. Mr. Blank also currently serves on the board of directors of Neumentum, Inc. Mr. Blank holds a bachelor’s degree in business from the University of Miami.

We believe that Mr. Blank possesses specific attributes that qualify him to serve as Chairman of our board of directors, including his operational expertise and extensive track record in the management of fast-growth companies.

Continuing Directors

Richard Krasno, Ph.D. was appointed to our board of directors in October 2016. Dr. Krasno has served as a director of OPKO Health, Inc. since 2017. Dr. Krasno previously served as a director on the board of Ladenburg Thalmann from 2006 until 2020 and on the board of Castle Brands, Inc. from 2014 until 2019. Dr. Krasno served as the executive director of the William R. Kenan, Jr. Charitable Trust from 1999 to 2014 and, from 1999 to 2010, as president of the four affiliated funds. Prior to that, Dr. Krasno was the president of the Monterey Institute of International Studies in Monterey, California. From 2004 to 2012, Dr. Krasno also served as a director of the University of North Carolina Health Care System and served as chairman of the board of directors from 2009 to 2012. From 1981 to 1998, he served as president and chief executive officer of the Institute of International Education in New York. He also served as Deputy Assistant Secretary of Education in Washington, D.C. from 1979 to 1980. Dr. Krasno holds a Bachelor of Science from the University of Illinois and a Ph.D. from Stanford.

We believe that Dr. Krasno possesses specific attributes including his qualifications and skills, including financial literacy and expertise, his managerial experience and the knowledge and experience he has attained through his service as a director of publicly traded corporations, which qualify him to serve as a member of our board of directors.

Jay M. Moyes has served on our board of directors since 2011. He has served on the board of directors of Puma Biotechnologies (NYSE: PBYI) since April 2012, and on the board of directors of Achieve Life Sciences from 2018 to the present and on the board of directors and Chairman of the Audit Committee of Osiris Therapeutics (NASDAQ: OSIR), a biosurgical company, from May 2006 until December 2017. He also served as a member of the board of directors and Chairman of the Audit Committee of Integrated Diagnostics, a privately held molecular diagnostics company, from 2011 to 2016. From 2012 to 2014, Mr. Moyes served as a member of the board of directors of Amedica Corporation, a publicly traded orthopedics company, and as Chief Financial Officer from 2013 to 2014. Mr. Moyes was the Chief Financial Officer of Sera Prognostics, Inc. (NASDAQ: SERA), a women’s health diagnostics company, from March 2020 to June 2023. From 2008 to 2009, Mr. Moyes served as Chief Financial Officer of CareDx, a publicly traded molecular diagnostics company. Prior to that, he served as Chief Financial Officer of Myriad Genetics, Inc., a publicly held healthcare diagnostics company, from June 1996 until his retirement in November 2007, and as Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG from 1979 to 1991. He also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 to 2006. Mr. Moyes holds a Master of Business Administration from the University of Utah, a Bachelor of Arts in economics from Weber State University and is formerly a Certified Public Accountant.

We believe that Mr. Moyes possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive background in finance and accounting in the life sciences industry.

Simon H. Stertzer, M.D. has served on our board of directors since 2002. Dr. Stertzer is a Professor of Medicine, Emeritus at the Stanford University School of Medicine, Division of Cardiovascular Medicine. He was appointed Professor of Medicine at Stanford University in 1998, and became Professor Emeritus at Stanford University in 2011. Dr. Stertzer serves on the medical advisory board of Avenda Health, a private prostate cancer therapy company, and was appointed in June 2019. Dr. Stertzer is managing member of Windrock Enterprises, LLC, a real estate investment company since May 1999. He has served as a Director of Frontiere Algorithmic Design LLC, and AIVA App LLC, both software development companies, from June 2014 to October 2020. Dr. Stertzer was a founder and board member of Arterial Vascular Engineering, an angioplasty balloon and stent company that went public in 1996 and was subsequently acquired by Medtronic. He also serves as Director of AVIA App LLC since 2015. Dr. Stertzer received his Doctor of Medicine degree from New York University. He also earned a Certificat de Physiologie from University of Paris (Sorbonne) and had a fellowship at New York University Hospital in Cardiovascular Disease. Dr. Stertzer received a Bachelor of Arts degree in Humanities from Union College.

We believe that Dr. Stertzer possesses specific attributes that qualify him to serve as a member of our board of directors, including his historical association with our company and his expertise in interventional cardiology and the operational experience he has accumulated in the life sciences industry.

Peter Altman, Ph.D. has served as our President and Chief Executive Officer since 2002. He was founding Chief Executive Officer from 1999 to 2003 and board member of CareDx from 1999 to 2014, a developer of a diagnostic to be used in chronic inflammatory diseases, including cardiac and kidney transplantation. Dr. Altman has served as a director on the board of directors of Oncocyclist Biotech since 2018. He received his Ph.D. in Bioengineering/Pharmaceutical Chemistry from the University of California, San Francisco and University of California, Berkeley, and both his Master of Science and Bachelor of Science in Mechanical Engineering from the Columbia University School of Engineering and Applied Sciences. Dr. Altman has been elected Fellow of the American Heart Association.

We believe that Dr. Altman possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the biotechnology, medical device and diagnostic industries and the operational insight and expertise he has accumulated as our President and Chief Executive Officer.

Bill Facteau was appointed to our board of directors in October 2023. Mr. Facteau is the President and Chief Executive Officer of Earlens Corporation, which is focused on transforming the hearing aid industry with its novel and proprietary light-based technology, and has served in that capacity since November 2013. Prior to joining Earlens, Mr. Facteau served as President and Chief Executive Officer of Acclarent, the company that created Balloon Sinuplasty. Mr. Facteau previously served as a director on the board of a number of companies, including Acclarent, Aerin Medical, PROCEPT BioRobotics, Neotract, CVI, Cabachon and ExploraMed. Mr. Facteau holds a bachelor’s degree from the University of Connecticut.

In 2016, Mr. Facteau was found liable for misdemeanor counts of introducing adulterated and misbranded medical devices into interstate commerce under the Food, Drug, and Cosmetic Act stemming from certain Acclarent sales representatives introducing a product for an intended use that had not yet been cleared by the Food and Drug Administration. These strict liability misdemeanors required no finding of criminal intent, knowledge, or wrongdoing by Mr. Facteau and did not lead to exclusion from government health care programs. Because the misdemeanor charges were predicated upon unclear FDA regulations and because the government’s charging theories relied upon truthful speech as supposed evidence of guilt, the resulting judgment was appealed.  That appeal remains pending.

We believe that Mr. Facteau possesses specific attributes that qualify him to serve as a member of our board of directors, including his operational expertise and extensive track record of leadership and executive experience in the medical device industry across multiple companies.

Director Independence

In accordance with the listing requirements of Nasdaq and our Corporate Governance Guidelines, a majority of our board of directors must be composed of independent directors. Our board of directors has determined that all of our directors, other than Dr. Altman, qualify as “independent” directors in accordance with listing requirements of Nasdaq and Rule 10A-3 of the Exchange Act. Dr. Altman is not considered independent because he is an employee of BioCardia.

Board Leadership Structure

Board Structure. Our board of directors has seven authorized seats divided into three classes (Class I, Class II and Class III) with staggered three-year terms. Two Class II directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 2027 annual meeting of stockholders or until their respective successors have been elected and qualified. The Class I directors and the Class III directors will continue to serve their respective terms until the 2026 and 2025 annual meetings of stockholders, respectively.

Board Leadership Structure. Our board of directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with Dr. Altman serving as a director and our President and Chief Executive Officer and Andrew Blank serving as our Chairman. We believe that the separation of the Chairman and Chief Executive Officer positions suit the talents, expertise and experience that each of Dr. Altman and Mr. Blank bring to the Company.

Board Committees. Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Meetings and Committees

During our fiscal year ended December 31, 2023, the board of directors held eleven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we invite, but do not require, our directors to attend. None of our non-employee directors attended our 2023 annual meeting of the stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee currently consists of Jay Moyes, who is the chair of the committee, Richard Krasno, Ph.D. and Bill Facteau, each of whom is independent for Audit Committee purposes under the requirements of Nasdaq and SEC rules and regulations. Mr. Moyes is an “audit committee financial expert” as the term is defined under SEC regulations. The audit committee operates under a written charter. The functions of the audit committee include:

•	overseeing the engagement of our independent registered accounting firm;

•	reviewing our audited financial statements and discussing them with the independent registered accounting firm and our management;

•	meeting with the independent registered accounting firm and our management to consider the adequacy of our internal controls; and

•	reviewing our financial plans, reporting recommendations to our full board of directors for approval and authorizing actions.

Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee.

Our audit committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. During 2023, our audit committee held six meetings.

Compensation Committee

Our compensation committee currently consists of Andrew Blank, who is the chair of the committee, Jay Moyes and Richard Krasno, Ph.D., each of whom is independent in accordance with Nasdaq standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter. The functions of the compensation committee include:

•	determining the compensation of our Chief Executive Officer;

•

reviewing and, if deemed appropriate, recommending to our board of directors the compensation of, and policies, practices and procedures relating to the compensation of, our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

•	determining or recommending, in consultation with our Chief Executive Officer, to the board of directors the compensation of our executive officers; and

•	advising and consulting with our officers regarding managerial personnel and development.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. During 2023, our compensation committee held one meeting.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Andrew Blank, who is the chair of the committee, and Jim Allen, each of whom is independent in accordance with Nasdaq standards. The nomination committee operates under a written charter. The functions of the nominating and corporate governance committee include:

•	establishing standards for service on our board of directors;

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board;

•	considering and making recommendations to our board of directors regarding the size and composition of the board of directors, committee composition and structure and procedures affecting directors;

•	reviewing compliance with relevant corporate governance guidelines;

•	reviewing governance-related stockholder proposals and recommending responses from the board of directors; and

•

reviewing actual and potential conflicts of interest of members of the board of directors and corporate officers, other than related-party transactions reviewed by the Audit Committee, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity.

Our nominating and corporate governance committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. During 2023, our nominating and corporate governance committee held three meetings.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the existing size and composition of our board of directors and certain other factors, including the character, integrity, diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, and other factors that the committee may consider appropriate. Our nominating and corporate governance committee relies upon various criteria for board membership, which may include, without limitation, that a candidate exhibit: the highest ethical character; sound business judgment; skills that are complementary to those of the existing board of directors; ability to assist and support management and make significant contributions to the Company’s success; and an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Qualification and backgrounds of the directors as a whole should provide the proper breadth of knowledge, abilities and experience to appropriate composition of the board of directors. Although our nominating and corporate governance committee does not have a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nomination of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Renomination of existing directors will not be viewed as automatic, but rather will be based on continuing qualification using the criteria set forth above.

Our nominating and corporate governance committee considers these and other factors as it oversees the annual board of directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders, provided that (i) any recommending stockholder must have continuously held at least 1% of the company’s fully diluted securities entitled to be voted on the proposal at the meeting for at least one year by the date the proposal is submitted, and (ii) such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

Any nomination should be sent in writing to our Secretary at BioCardia, Inc., 320 Soquel Way, Sunnyvale, California 94085.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors to provide comments, to report concerns, or to ask a question, may do so at the following address:

BioCardia, Inc.
Attention: Secretary
320 Soquel Way
Sunnyvale, California 94085

You may submit your concerns anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board of directors has requested that certain items which are unrelated to the duties and responsibilities of the board should be excluded, such as:

•	Product complaints

•	Product inquiries

•	New product suggestions

•	Resumes and other forms of job inquiries

•	Surveys

•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics is available on our website at www.biocardia.com/investors/corporate-governance/id/1029. We intend to disclose any amendments of our code of business conduct and ethics, or waivers of its requirements for directors or executive officers, on our website.

We have also adopted an Insider Trading Policy. That policy prohibits all employees, including our executive officers, and all directors and agents from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our securities. All employees, including our executive officers, and all of our directors and agents are also prohibited from pledging our securities or engaging in short sales of our securities.

Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through our committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to mitigate or manage them. The risk oversight process includes receiving reports from committees of our board of directors and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk, as well as the impact on us of public health issues.

The audit committee oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment and risk management. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board or directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board Diversity

We value diverse perspectives and believe different points of view brought through diverse representation lead to better business performance, decision making and understanding. Our board of directors takes a multi-dimensional approach to diversity. In addition to industry expertise and professional experience, our board of directors values representation that reflects diversity in other important categories including gender, race/ethnicity and sexual orientation.

The matrix below summarizes our board of directors composition as of March 31, 2024 and March 31, 2023:

Board Diversity Matrix	As of March 31, 2024			As of March 31, 2023
Board Size:
Total Number of Directors	7			7
Gender:	Male	Female	Did Not Disclose Gender	Male	Female	Did Not Disclose Gender
Number of directors based on gender identity	4	—	3	3	1	3
Number of directors who identify in any of the categories below:
White	3	—	—	2	1	—
Did Not Disclose Demographic Background	4			4

Our board of directors and our nominating and corporate governance committee consider a myriad of factors when assessing director candidates. One such factor is diversity, including individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. While we do not have any board members that self-identify as female, an underrepresented minority or LGBTQ+, our board of directors and our nominating and corporate governance committee have and will continue to consider such diversity factors in evaluating future director candidates.

Non-Employee Director Compensation

Cash and Equity Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings. Our directors received equity grants annually at the fair market value of our common stock at the time of grant under our 2016 Plan.

In 2021, our compensation committee, in consultation with Compensia, our compensation consultant, recommended, and our board of directors adopted, the compensation for non-employee directors set forth in the table below:

Position	Annual Cash Retainer($)	Annual Stock Option Grant(#)
Base Fee	$40,000	12,434 (1)
Chairperson Fee
Chairman of the Board	32,500
Audit Committee	15,000
Compensation Committee	12,000
Nominating and Corporate Governance Committee	9,000
Committee Member Fee
Audit Committee	7,500
Compensation Committee	6,000
Nominating and Corporate governance	5,000

(1) An award of 12,434 stock options was granted to each incumbent non-employee director on October 18, 2023, which will vest on October 18, 2024.

Compensation for 2023

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our board of directors for the fiscal year ended December 31, 2023:

Director	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Jim Allen	$45,000	$-	$4,288	$49,288
Andrew Blank	$93,500	$-	$4,288	$97,788
Richard Krasno, Ph.D.	$53,500	$-	$4,288	$57,788
Jay M. Moyes	$61,000	$-	$4,288	$65,288
Simon H. Stertzer, M.D.	$43,261	$-	$4,288	$47,549
Bill Facteau	$9,681	$-	$15,007	$24,688
Krisztina Zsebo, Ph.D.(2)	$43,689	$-	$-	$43,689

(1)

This amount reflects the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 9 to our consolidated financial statements for the year ended December 31, 2023.

(2)	Dr. Zsebo’s term as a board member ended on October 18, 2023.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2023.

Name	Aggregate Number of Stock Options Outstanding		Aggregate Number of Stock Awards Outstanding
Jim Allen	37,302	(1)	-
Andrew Blank	37,302	(1)	-
Richard Krasno, Ph.D.	37,302	(1)	-
Jay M. Moyes	41,223	(2)	-
Simon H. Stertzer, M.D.	41,223	(2)	-
Bill Facteau	43,519	(3)	-
Krisztina Zsebo, Ph.D.(4)	45,591	(4)	-

(1)	Includes (i) 24,868 shares subject to an option that is fully vested and exercisable, and (ii) 12,434 shares subject to an option that vests on October 18, 2024.
(2)	Includes (i) 28,789 shares subject to an option that is fully vested and exercisable, and (ii) 12,434 shares subject to an option that vests on October 18, 2024.
(3)	Includes (i) 12,434 shares subject to an option that vests on October 18, 2024, and (ii) 31,085 shares subject to an option that vests in three equal annual installments beginning on October 18, 2024.
(4)

Dr. Zsebo’s term as a board member ended on October 18, 2023. Includes (i) 45,591 shares subject to an option that vests on October 18, 2024, and (ii) 31,085 shares subject to an option that vests in three equal annual installments beginning on October 18, 2024.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of seven members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

The term of our Class II directors, Jim Allen and Andrew Blank, will expire at the Annual Meeting. Our nominating and corporate governance committee has recommended, and our board of directors has approved, Mr. Allen and Mr. Blank as nominees for election as Class II directors at the Annual Meeting. If elected, Mr. Allen and Mr. Blank will serve as Class II directors through the 2027 annual meeting of stockholders and until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election, or re-election, as the case may be, of Mr. Allen and Mr. Blank. We expect that such nominees will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of each Class II director requires a plurality vote of the shares of our common stock present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Broker non-votes and abstentions will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PKF San Diego, LLP, or PKF, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2024.

Notwithstanding the appointment of PKF and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of BioCardia, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PKF as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our audit committee is submitting the appointment of PKF to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. A representative of PKF is expected to be present at the Annual Meeting in person or via teleconference, and the representative will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PKF, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents the fees for professional services rendered by PKF for the audits of our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022.

	2023	2022
	(In Thousands)	(In Thousands)
Audit Fees (PKF) (1)	$261	$233
Audit−Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$261	$233

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years and timely review of our quarterly consolidated financial statements.

(2)

Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

All fees described above were pre-approved by our Audit Committee.

Auditor Independence

In our fiscal year ended December 31, 2023, there were no other professional services provided by PKF that would have required our audit committee to consider their compatibility with maintaining the independence of PKF.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence.

Vote Required

The ratification of the appointment of PKF requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PKF.

PROPOSAL NO. 3
NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. The say-on-pay vote is conducted annually, and the next such vote will occur at the 2025 annual meeting of stockholders.

We believe that the information we’ve provided within the Executive Compensation section of this proxy statement demonstrates that our executive compensation is aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting pursuant to this proposal:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the other related disclosure.”

Vote Required

The non-binding vote on executive compensation requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL 4

APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

Overview

Our board of directors has declared it advisable and in the best interests of BioCardia and our stockholders to be able to amend our amended and restated certificate of incorporation to effect a reverse stock split of our issued common stock, at a ratio of 1-for-2 to 1-for-20, to be determined in the sole discretion of our board of directors, and, if such reverse stock split is effected, a reduction in the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares, or the Reverse Stock Split. On April 3, 2024, our board of directors adopted resolutions approving the form of proposed certificate of amendment of our amended and restated certificate of incorporation in the form attached hereto as Annex A, or the Form of Reverse Stock Split Amendment. If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to our amended and restated certificate of incorporation will effect the Reverse Stock Split by the ratio to be determined by the board of directors and a related reduction in the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares, but will not increase the par value of the common stock.

By approving this Proposal No. 4, stockholders will approve the amendment to our amended and restated certificate of incorporation pursuant to which any whole number of issued shares, between and including 2 and 20, would be combined into one share of common stock, and, if the Reverse Stock Split is effected, a reduction in the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares, and authorize our board of directors to file the certificate of amendment, as determined by our board of directors in the manner described herein. As of the Record Date, there were 100,000,000 authorized shares of our common stock and shares of our common stock were outstanding and no shares of common stock were held in treasury. Based on such number of shares of our common stock authorized, outstanding and held in treasury, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our board of directors, authorized, and issued shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Common Stock.”

If approved, our board of directors may also elect not to effect any Reverse Stock Split and consequently abandon such amendments and not file any certificate of amendment to our amended and restated certificate of incorporation. If our board of directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of the Annual Meeting, our board of directors will seek stockholder approval before implementing any reverse stock split after that time.

The Reverse Stock Split will not change the number of authorized shares of preferred stock.

All holders of shares of our common stock will be affected proportionately by the Reverse Stock Split. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash as set forth below under “No Fractional Shares.” Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares.

Nasdaq Listing Compliance

Our common stock and public warrants are listed on The Nasdaq Capital Market under the symbol “BCDA” and “BCDAW,” respectively. To maintain a listing on The Nasdaq Capital Market, we must satisfy various listing maintenance standards established by Nasdaq. If we are unable to meet such requirements, our common stock will be subject to delisting.

Among other things, we are required to comply with the continued listing requirements of The Nasdaq Capital Market, including that shares of our common stock maintain a minimum bid price of $1.00 on The Nasdaq Capital Market, or the Nasdaq Minimum Bid Requirement. We do not currently satisfy this Nasdaq Minimum Bid Requirement. Assuming our stockholders approve this proposal, our board of directors intends to effect a Reverse Stock Split in the range of between 1-for-2 and 1-for-20, inclusive, at the ratio determined by our board of directors.

Reasons for the Reverse Stock Split

As previously disclosed on a Current Report on Form 8-K filed with the SEC on September 12, 2023, on September 6, 2023, we received a written notice, or the MVLS Notice, from the Nasdaq Listing Qualifications staff, or the Nasdaq Staff, of Nasdaq indicating that, for the last 30 consecutive business days, the Market Value of Listed Securities, as defined by Nasdaq, had been below the $35 million minimum requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2), or the MVLS Requirement. The MVLS Notice provided that, in accordance with Nasdaq Listing Rule 5810(c)(3)(C), we would have an initial period of 180 calendar days, or until March 4, 2024, or the MVLS Compliance Date, to regain compliance with the MVLS Requirement.

On March 6, 2024, we received a determination letter from the Nasdaq Staff advising us that we had failed to regain compliance with the MVLS Requirement by the MVLS Compliance Date and that unless we requested an appeal of this determination before a Nasdaq Hearings Panel, or the Panel, by March 13, 2024, trading of our currently listed securities would be suspended at the opening of business on March 15, 2024, and a Form 25-NSE would be filed with the SEC to remove our securities from listing and registration on the Nasdaq, or the MVLS Determination Letter. The Company submitted the Panel hearing request with respect to the MVLS Determination Letter on March 12, 2024.

Additionally, as previously disclosed on a Current Report on Form 8-K filed with the SEC on September 15, 2023, on September 13, 2023, we received a separate written notice, or the Minimum Bid-Price Notice from Nasdaq, indicating that we were no longer in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Requirement. The Minimum Bid-Price Notice provided that, in accordance with Nasdaq Listing Rule 5810(c)(3)(C), we would have an initial period of 180 calendar days, or until March 11, 2024, or the Minimum Bid Price Compliance Date, to regain compliance with the Minimum Bid Price Requirement. On March 12, 2024, we received a determination letter from the Staff advising us that we had failed to regain compliance with the Minimum Bid Price Requirement by the Minimum Bid Price Compliance Date, or the Minimum Bid Price Determination Letter. The Minimum Bid Price Determination Letter indicates that the Panel will also consider this matter in their decision regarding our continued listing on the Nasdaq Capital Market.

The hearing request submitted by us described above will stay any delisting or suspension of our securities and the filing of a Form 25-NSE pending the Panel’s decision with respect to both the MVLS Determination Letter and the Minimum Bid Price Determination Letter.

Our board of directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. Delisting may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock.

Our board of directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the Nasdaq Minimum Bid Requirement, while we also continue to take steps to regain compliance with the MVLS Requirement or another continued listing standard under Nasdaq rules and ultimately to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market. Although we believe that implementing the Reverse Stock Split is likely to lead to compliance with the Nasdaq Minimum Bid Requirement, there can be no assurance that the closing share price after implementation of the Reverse Stock Split will succeed in restoring such compliance or that we will be able to regain compliance with the MVLS Requirements or another continued listing standard.

We believe that maintaining listing on The Nasdaq Capital Market will provide us with a market for the common stock that is more accessible than if the common stock were traded on the over-the-counter markets. Such alternative markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Among other factors, trading on Nasdaq increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). Further, a Nasdaq listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our common stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on Nasdaq as compared with the over-the-counter markets.

In addition to the foregoing, our board of directors also believes that an increased bid price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

If this Proposal No. 4 is approved by the stockholders, our board of directors intends to implement the Reverse Stock Split and will determine the ratio of the Reverse Stock Split, in the range of between 1-for-2 and 1-for-20, inclusive, as determined in the judgment of our board of directors.

Effects of the Reverse Stock Split

General

If the Reverse Stock Split is implemented by our board of directors, after the amendment is effective, each stockholder will own a reduced number of shares of common stock and the number of authorized shares of our common stock will be reduced from 100,000,000 shares to 50,000,000. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. After the Reverse Stock Split, each share of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized and common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effect on Shares of Common Stock

The following table sets forth the number of shares of the common stock that would be authorized, outstanding, held in treasury and unissued immediately after the Reverse Stock Split at various exchange ratios, based on 100,000,000 shares of common stock authorized, 26,836,389 shares of common stock outstanding and no shares of common stock held in treasury as of April 1, 2024. The table does not account for fractional shares that will be paid in cash.

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Outstanding	Number of Treasury Shares	Number of Shares of Common Stock Authorized but not Issued
Pre-Reverse Stock Split	100,000,000	26,836,389	—	73,163,611
Post-Reverse Stock Split 1:2	50,000,000	13,418,194	—	36,581,806
Post-Reverse Stock Split 1:5	50,000,000	5,367,277	—	44,632,723
Post-Reverse Stock Split 1:10	50,000,000	2,683,638	—	47,316,362
Post-Reverse Stock Split 1:15	50,000,000	1,789,092	—	48,210,908
Post-Reverse Stock Split 1:20	50,000,000	1,341,819	—	48,658,181

After the effective date of the Reverse Stock Split, our common stock would have a new committee on uniform securities identification procedures, or CUSIP, number, which is a number used to identify our common stock. We do not currently expect that our public warrants will require a new CUSIP number following the Reverse Stock Split. Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act.

Effect on Preferred Stock

The Reverse Stock Split will not change the number of authorized shares of preferred stock.

Reduction in Stated Capital

The Reverse Stock Split will not affect the par value of the common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the exchange ratio selected by the board of directors for the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on Equity Plans and Outstanding Derivative and Convertible Securities

Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, performance stock units and warrants to purchase or acquire, as applicable, shares of common stock, and the number of shares reserved for issuance pursuant to our existing equity incentive, stock option and employee stock purchase plans will be reduced proportionately based on the exchange ratio selected by the board of directors for the Reverse Stock Split.

No Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the common stock as reported on The Nasdaq Capital Market on the effective date of the certificate of amendment to our amended and restated certificate of incorporation by (ii) the number of shares of common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as 19 shares (if we were to implement a 1-for-20 Reverse Stock Split) of common stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split. The exact number by which the number of holders of the common stock would be reduced will depend on the Reverse Stock Split ratio adopted and the number of stockholders that hold less than the Reverse Stock Split ratio as of the effective date of the Reverse Stock Split. As of the Record Date, there were approximately        holders of record of the common stock,        of which held fewer than 20 shares of common stock.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal No. 4, stockholders should consider the following risks associated with effecting a Reverse Stock Split:

●

Although we expect that a Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that a Reverse Stock Split will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of our common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.

●

Even if our stockholders approve a Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will meet the continued listing requirements of The Nasdaq Capital Market.

●

A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

●

Although the board of directors believes that the decrease in the number of shares of common stock outstanding as a consequence of a Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

●

Following the effectiveness of the Reverse Stock Split, we may have a greater number of authorized shares of common stock relative to our issued and outstanding common stock given that the number of authorized shares of common stock will be reduced from 100,000,000 shares to 50,000,000 shares and the ratio of the Reverse Stock Split determined by our board of directors may be higher than 1-for-2.

Effective Date

If this Proposal No. 4 is approved by our stockholders at the Annual Meeting and the Reverse Stock Split is implemented by our board of directors, we would expect to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware promptly after the Annual Meeting at a ratio to be determined by our board of directors within the range of ratios approved by the stockholders at the Annual Meeting, and, if the Reverse Stock Split is effected, a reduction in the number of authorized shares of common stock from 100,000,000 shares to 50,000,000 shares.

Even if the Reverse Stock Split is approved by our stockholders, our board of directors has discretion not to carry out or to delay in carrying out the Reverse Stock Split. Upon the filing of the amendment with the Secretary of State of the State of Delaware, all of the pre-Reverse Stock Split shares will be combined into shares of common stock as set forth in the amendment.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of the common stock, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the U.S. federal income tax law (including the Code, applicable U.S. Treasury regulations promulgated thereunder, judicial authorities and current administrative rulings and practices as in effect on the date of this proxy statement). Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS or the courts will accept the positions expressed below. This summary assumes that the common stock will be, both before and after the Reverse Stock Split, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss the tax consequences of the Reverse Stock Split under state, local or foreign laws or under gift, excise or other non-income tax laws, or the application of the alternative minimum tax rules, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code. This summary does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants or similar rights to acquire common stock. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, financial institutions, insurance companies, regulated investment companies, mutual funds, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities, persons who hold common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated or risk reduction transaction, persons whose common stock constitutes qualified small business stock within the meaning of Section 1202 of the Code, holders who hold their common stock through individual retirement or other tax-deferred accounts, holders of common stock that are not U.S. Holders, holders of common stock that have a functional currency for U.S. federal income tax purposes other than the U.S. dollar, holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders of common stock that are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States “persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss in the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock (as described below). A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

Cash in Lieu of Fractional Shares

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Split is expected to recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the IRS. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split. We will not independently provide our stockholders with any such right.

Vote Required

In order to be approved, the votes cast “for” this Reverse Stock Split Proposal must exceed the votes cast “against” this proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as defined by the listing standards of Nasdaq and required by the rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The audit committee appointed PKF San Diego, LLP, an independent registered public accounting firm, as our independent auditor for fiscal year 2023. As such, PKF was responsible for auditing our financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and PKF;

•

discussed with PKF the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from PKF required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PKF its independence.

Based on the audit committee’s review and discussions with management and PKF, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Jay Moyes (Chairman)
Richard Krasno, Ph.D.

Bill Facteau

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 4, 2024. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Peter Altman, Ph.D.	57	President, Chief Executive Officer, and Director
David McClung	60	Chief Financial Officer
Edward Gillis	62	Senior Vice President of Devices

The service of our executive officers prior to 2016 noted in the narrative below includes service with BioCardia Lifesciences, Inc., the company we merged with in the reverse merger transaction in October 2016. For a brief biography of Dr. Altman, please see “Board of Directors and Corporate Governance−Nominees for Director.”

Edward Gillis has served as our Senior Vice President of Devices since October 2020 and served as Vice President of Catheter Development from May 2020 to October 2020. Mr. Gillis has more than 20 years of experience in the medical device industry, primarily in management and engineering roles. From March 2017 until January 2019, Mr. Gillis served as the Chief Executive Officer of Revolution Contraceptives LLC, and continued serving as a technical consultant for that company from January 2019 to October 2020. Mr. Gillis also served as Head of Research & Development for Mettler Toledo – Rainin LLC from September 2016 to March 2017. From January 2008 to March 2017, Mr. Gillis served as Chief Technical Officer (January 2013 to March 2017) and as President and Chief Executive Officer (January 2008 to January 2013) of ReVENT Medical, Inc., a company he founded. Prior to these roles, Mr. Gillis served as Vice President of Research and Development for SineXus (now Intersect ENT) and Apneon, an obstructive sleep apnea company, VP of Manufacturing and Engineering for Durect Corporation, a pharmaceutical company developing drug delivery systems, catheters, and other delivery platforms, held senior positions in manufacturing and product development for EndoTex Interventional Systems and Cardiac Pathways Corporation (both acquired by Boston Scientific) and held engineering positions at Spectranetics Corporation, Guidant Corporation and Baxter Healthcare. He holds thirty-four U.S. patents, and is named author on scientific publications in the areas of obstructive sleep apnea, catheter design and drug delivery. Mr. Gillis earned a Master of Science Degree in Plastics Engineering from the University of Massachusetts Lowell.

David McClung has served as our Chief Financial Officer since September 2017 and has been with the Company since September 2013, also serving as Vice President of Finance from March 2016 to August 2017 and as Senior Director of Finance & Controller from September 2013 to February 2016. Mr. McClung has more than 20 years of finance and accounting experience in publicly and privately financed organizations, including startup enterprises, middle-market businesses and large public companies. Before joining our company, Mr. McClung served as Director of Finance and Controller at Sonitus Medical, Inc., a privately-held medical device manufacturer, from June 2011 to August 2013. Prior to that, Mr. McClung served as Controller at NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company acquired by Pfizer, Inc., from April 2010 to June 2011. Mr. McClung began his career in public accounting and finance functions at other companies, including Matson Navigation, Inc., The Clorox Company and KPMG LLP. Mr. McClung earned a Bachelor of Arts degree in Accounting from Georgia State University, graduating with honors. He is an actively licensed CPA and member of the AICPA and the California Society of CPAs.

EXECUTIVE COMPENSATION

Named Executive Officers

In 2023, our named executive officers were:

•	Peter Altman, Ph. D.;

•	David McClung; and

•	Edward Gillis.

Fiscal 2023 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers, who are comprised of (1) our principal executive officer and (2) our two highest compensated executive officers other than the principal executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Peter Altman, Ph.D.	2023	515,513	-	-		230,724	-	746,237
President, Chief Executive Officer, and Director	2022	531,000	-	185,851	(2)	185,046	-	901,897
David McClung	2023	370,858	-	-		98,611	-	469,469
Chief Financial Officer	2022	382,000		104,361	(2)	78,743	-	565,104
Edward Gillis	2023	263,096	-	-		63,275	-	326,371
Senior Vice President, Devices	2022	271,000	-	68,833	(2)	49,871	-	389,704

(1)

These amounts reflect the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 9 to our consolidated financial statements included in our Annual Reports on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 27, 2024.

(2)	This amount was earned as a bonus in the fiscal year ending December 31, 2022 and was paid out as RSUs in 2023. Such RSUs vested in full on May 18, 2023.

Employment Agreements

Peter Altman, Ph.D.

We have not entered into an employment agreement with Dr. Altman. Accordingly, he is employed on an at-will basis. Dr. Altman’s current annual base salary is $477,900 and he is eligible for an annual bonus equal to 50% of his base salary.

Dr. Altman is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

David McClung

We have not entered into an employment agreement with Mr. McClung. Accordingly, he is employed on an at-will basis. Mr. McClung’s current annual base salary is $343,800 and he is eligible for an annual bonus equal to 38% of his base salary.

Mr. McClung is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

Edward Gillis

We have not entered into an employment agreement with Mr. Gillis. Accordingly, he is employed on an at-will basis. Mr. Gillis’ current annual base salary is $243,900 and he is eligible for an annual bonus equal to 35% of his base salary.

Mr. Gillis is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

Potential Payments on Termination or Change of Control

We have entered into change of control and severance agreements with each of Dr. Altman and Mr. McClung. Under each of these agreements, if, within the period three months prior to and 12 months following a “change of control,” or such period, the change in control period, we terminate the employment of the applicable employee other than for “cause,” death or disability, or the employee resigns for “good reason” (as such terms are defined in the employee’s change of control and severance agreement) and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) a lump sum payment equal to the following percentage of the employee’s annual base salary: 150% for Dr. Altman and 100% for Mr. McClung, (ii) a lump sum payment equal to the following percentage of the employee’s target annual bonus: 150% for Dr. Altman and 100% for Mr. McClung, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for 18 months for Dr. Altman and 12 months for Mr. McClung, and (iv) accelerated vesting as to 100% of the employee’s outstanding unvested equity awards.

Additionally, under each of these agreements, if, outside of the change in control period, we terminate the employment of the applicable employee other than for cause, death or disability, or the employee resigns for good reason and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) a lump sum payment equal to the following percentage of the employee’s annual base salary: 100% for Dr. Altman and 50% for Mr. McClung, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for 12 months for Dr. Altman and six months for Mr. McClung, and (iii) the employee’s outstanding unvested equity awards will vest as to an additional 24 months for Dr. Altman and 12 months for Mr. McClung.

Pursuant to the change of control and severance agreements, in the event any payment or benefit provided to our named executive officers would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the applicable employee will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Outstanding Equity Awards at 2023 Year-End

The following table sets forth summary information regarding the outstanding equity awards for each of the named executive officers as of December 31, 2023:

		Option Awards(1)(2)					Stock Awards(2)
	Grant	Number of		Number of	Option	Option	Number of	Market
	Date	Securities		Securities	Exercise	Expiration	Shares or	Value
		Underlying		Underlying	Price ($)(3)	Date	Units of	of Shares or
Name		Unexercised		Unexercised			Stock	Units of
		Options (#)		Options (#)			That Have	Stock
		Exercisable		Unexercisable			Not Vested	That Have
							(#)	Not Vested
								($)
Peter Altman	7/5/2014	35,290	(4)	-	$5.32	7/5/2024	-	$-
	8/19/2016	134,445	(4)	-	$5.32	8/19/2026	-	$-
	2/1/2018	44,444	(4)	-	$5.32	2/1/2028	-	$-
	8/27/2019	71,054	(4)	-	$5.00	8/27/2029	-	$-
	4/24/2020	52,833	(5)	2,297	$3.43	4/24/2030	-	$-
	4/21/2021	125,708	(5)	51,762	$3.49	4/21/2031	-	$-
	4/14/2022	64,625	(5)	76,375	$1.49	4/14/2032	-	$-
	5/18/2023	29,948	(5)	129,775	$1.70	5/18/2033	-	$-

David McClung	6/23/2014	2,514	(4)	-	$5.32	6/23/2024	-	$-
	8/9/2016	7,173	(4)	-	$5.32	8/9/2026	-	$-
	8/19/2016	7,401	(4)	-	$5.32	8/19/2026	-	$-
	2/1/2018	17,668	(4)	-	$5.32	2/1/2028	-	$-
	8/27/2019	28,246	(4)	-	$5.00	8/27/2029	-	$-
	4/24/2020	24,476	(5)	1,064	$3.43	4/24/2030	-	$-
	4/21/2021	53,727	(5)	22,123	$3.49	4/21/2031	-	$-
	4/14/2022	27,500	(5)	32,500	$1.49	4/14/2032	-	$-
	5/18/2023	12,800	(5)	55,465	$1.70	5/18/2033	-	$-

Edward Gillis	6/25/2020	28,125	(6)	1,875	$2.49	6/25/2030	-	$-
	12/3/2020	12,500	(7)	2,500	$2.55	12/3/2030	-	$-
	4/21/2021	34,475	(5)	14,195	$3.49	4/21/2031	-	$-
	4/14/2022	17,417	(5)	20,583	$1.49	4/14/2032	-	$-
	5/18/2023	8,213	(5)	35,590	$1.70	5/18/2033	-	$-

(1)	Information for this table is depicted on an award-by-award basis unless the exercise price and expiration date are identical.

(2)

Where applicable, share numbers have been adjusted to reflect each of the Company’s reverse stock splits, which became effective pursuant to amendments to our certificate of incorporation effective on November 2, 2017 and May 7, 2019, respectively.

(3)

This column represents the fair value of a share of our common stock on the date of grant, as determined by our board of directors, or the exercise price as determined by the repricing on January 29, 2020.

(4)	This option is fully vested and immediately exercisable.

(5)	This option vests and becomes exercisable in equal monthly installments over four years from the grant date.

(6)	This option vests and becomes exercisable in equal monthly installments over four years from May 18, 2020, subject to a one-year cliff.

(7)	This option vests and becomes exercisable in equal monthly installments over four years beginning November 2, 2020.

401(k) Savings Plan

We maintain a tax-qualified retirement plan, or our 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in our 401(k) plan as of the first day of the month following the date they meet our 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Internal Revenue Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Our 401(k) plan permits us to make matching contributions and discretionary contributions to eligible participants.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by stockholders(1)(2)	2,440,214	$3.27	361,064
Equity compensation plans not approved by stockholders(4)	46,553	$16.20	-
Total	2,486,767	$3.51	361,064

(1)

Our 2016 Equity Incentive Plan provides that the number of shares of common stock available for issuance under the plan will automatically increase on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 1,000,000 shares, (ii) four percent (4%) of the outstanding shares of common stock of the Company on the last day of the immediately preceding fiscal year, or (iii) such other amount determined by the board of directors no later than the last day of the immediately preceding fiscal year.

(2)

Where applicable, share numbers have been adjusted to reflect each of the Company’s reverse stock splits, which became effective on November 2, 2017 and May 7, 2019, respectively. The share numbers do not reflect any Reverse Stock Split discussed above in Proposal No. 4.

(3)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

(4)	In August 2016, the Company granted an option to purchase common stock outside of the Company’s stock option plans to a consultant.

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer, or PEO, and Non-PEO named executive officers, or NEOs, and Company performance for the fiscal years listed below. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Fiscal Year	Summary Compensation Table for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Totals for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss (thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$746,237	$483,460	$397,920	$321,190	$31.78	$11,571
2022	$901,987	$907,176	$477,404	$477,791	$107.73	$11,907

(1)	The PEO for 2023 and 2022 is Peter Altman. The Non-PEO NEOs for whom the average compensation is presented in this table for 2023 and 2022 are David McClung and Edward Gillis.
(2)

The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

PEO
Prior FYE	12/31/2021	12/31/22
Current FYE	12/31/2022	12/31/23
Fiscal Year	2022	2023
SCT Total	$901,897	$746,237
Minus Grant Date Fair Value of Options Awards and Stock Awards Granted in Fiscal Year	$(370,897)	$(230,724)
Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$215,823	$72,086
Plus Change in Fair Value of Outstanding and Unvested Options Awards and Stock Awards Granted in Prior Fiscal Years	$5,930	$(186,772)
Plus Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$150,441	$214,669
Plus Changes in Fair Values as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$3,982	$(132,036)
Minus Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$-	$-
Compensation Actually Paid	$907,176	$483,460

NEOs
Prior FYE	12/31/2021	12/31/22
Current FYE	12/31/2022	12/31/23
Fiscal Year	2022	2023
SCT Total	$477,404	$397,920
Minus Grant Date Fair Value of Options Awards and Stock Awards Granted in Fiscal Year	$(150,904)	$(80,943)
Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$75,003	$25,289
Plus Change in Fair Value of Outstanding and Unvested Options Awards and Stock Awards Granted in Prior Fiscal Years	$2,530	$(68,406)
Plus Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$72,520	$96,707
Plus Changes in Fair Values as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,238	$(49,377)
Minus Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$-	$-
Compensation Actually Paid	$477,791	$321,190

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid, or CAP, to our PEO, the average of Compensation Actually Paid to our Non-CEO NEOs and net loss attributable to the Company over the two most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return, or TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of March 31, 2024 are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

As of March 31, 2024, there were 26,836,389 shares of common stock outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only class of voting securities), (ii) each of our directors, director nominees and named executive officers, and (iii) all of our directors, director nominees and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise noted below, the address of each person listed on the table is c/o BioCardia, Inc., 320 Soquel Way, Sunnyvale, CA 94085.

	Beneficial Ownership
Name and Address of Beneficial Owner	Shares(1)	(%)
5% Stockholders:
Entities affiliated with Stertzer Family Trust(1)	1,794,360	6.6
Frost Gamma Investments Trust(2)	1,571,179	5.9
Jim Allen(3)	1,419,795	5.2
Entities affiliated with Thomas A. Satterfield, Jr.(4)	2,480,265	9.2
Entities affiliated with Joseph P. Daly(5)	1,524,776	5.7

Named Executive Officers and Directors:
Jim Allen(3)	1,419,795	5.2
Andrew Blank(6)	644,598	2.4
Peter Altman, Ph.D.(7)	1,268,017	4.6
Edward Gillis(8)	160,554	*
Richard Krasno, Ph.D.(9)	72,055	*
David McClung(10)	347,921	1.3
Jay M. Moyes(11)	83,057	*
Bill Facteau	-	*
Simon H. Stertzer, M.D.(1)	1,794,360	6.6
All directors and executive officers as a group (9 people)	5,789,857	20.0

*	Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 888,084 shares of common stock held by the Stertzer Family Trust, (ii) 230,704 shares of our common stock held by Windrock Enterprises L.L.C., (iii) 11,656 shares of our common stock held by the Stertzer Gamma Trust, (iv) 91,544 shares our common stock held by Stertzer Holdings LLC, (v) 266,433 shares of our common stock held by Dr. Stertzer (vi) 1,333 shares of our common stock held by Dr. Stertzer and his spouse Kimberly Stertzer, (vii) 28,789 shares subject to options that are vested and exercisable within 60 days of March 31, 2024, held by Dr. Stertzer, (viii) 234,150 shares subject to warrants held by the Stertzer Family Trust, and (ix) 41,667 shares subject to warrants held by Stertzer Holdings LLC. Dr. Stertzer and his spouse are co-trustees of the Stertzer Family Trust, and sole members and managers of Windrock Enterprises L.L.C., and share voting and dispositive control over the shares held by the Stertzer Family Trust and Windrock Enterprises L.L.C. Dr. Stertzer is the grantor of the Stertzer Gamma Trust and may be deemed to have voting and dispositive control over the shares held by the Stertzer Gamma Trust. Dr. Stertzer may be deemed to have voting and dispositive control over the shares held by Stertzer Holdings LLC. The foregoing information is based solely on Schedule 13D/A of Simon H. Stertzer, Kimberly Stertzer, Stertzer Family Trust, and Windrock Enterprises L.L.C. filed on January 9, 2023, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(2)

Dr. Phillip Frost is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. The address for these entities is 4400 Biscayne Boulevard, Suite 1500, Miami, Florida 33137. The foregoing information is based solely on Schedule 13D/A of Phillip Frost, M.D. and Frost Gamma Investments Trust, filed on February 27, 2024, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(3)

Consists of (i) 894,345 shares of our common stock held by Mr. Allen, (ii) 398 shares of our common stock held by Mr. Allen and Kyle Johnson and over which Mr. Allen shares voting and dispositive power, (iii) 92 shares of our common stock, held by Wesley Upchurch and over which Mr. Allen shares voting and dispositive power, (iv) 92 shares of our common stock, held by Judson Upchurch and over which Mr. Allen shares voting and dispositive power, (v) 24,868 shares subject to options vested and exercisable within 60 days of March 31, 2024 and (vi) 500,000 shares subject to warrants held by Mr. Allen. The foregoing information is based on Schedule 13D/A of Mr. Allen filed on January 9, 2023, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(4)

Consists of (i) 265,000 shares of our common stock held by Thomas A Satterfield, Jr, (ii) 819,510 shares of our common stock held by Tomsat Investment & Trading Co., Inc., (iii) 700,000 shares of our common stock held by Caldwell Mill Opportunity Fund, LLC, (iv) 426,000 shares of our common stock held by the A.G. Family L.P., (v) 10,000 shares of our common stock held by Rebecca A. Satterfield for which Mr. Satterfield has a limited power of attorney for voting and disposition purposes, and (vi) 259,755 shares subject to warrants held by Tomsat Investment & Trading Co., Inc. The foregoing information is based on Schedule 13G/A of Thomas A. Satterfield, Jr. filed on February 14, 2024, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(5)

Consists of (i) 1,069,330 shares of our common stock held by Joseph P Daly (ii) 50,000 shares of our common stock held by Karina Daly, (iii) 290,000 shares of our common stock held by EssigPR Inc., and (iv) 115,446 shares subject to warrants held by Joseph P Daly. The foregoing information is based on Schedule 13D of Joseph P Daly. filed on May 25, 2023, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(6)

Consists of (i) 147,192 shares of our common stock held by Mr. Blank, (ii) 355,871 shares of our common stock held by Andy Blank Revocable Living Trust, of which Mr. Blank serves as trustee, (iii) 24,868 shares subject to options vested and exercisable within 60 days of March 31, 2024, and (iv) 116,667 shares subject to warrants held by Mr. Blank.

(7)

Consists of (i) 555,447 shares of our common stock held by Dr. Altman, (ii) 590,532 shares subject to options vested and exercisable within 60 days of March 31, 2024, and (iii) 121,538 shares subject to warrants held by Dr. Altman.

(8)	Consists of (i) 48,857 shares of our common stock held by Mr. Gillis and (ii) 111,697 shares subject to options vested and exercisable within 60 days of March 31, 2024.

(9)	Consists of (i) 47,187 shares of our common stock held by Dr. Krasno and (ii) 24,868 shares subject to options vested and exercisable within 60 days of March 31, 2024.

(10)

Consists of (i) 135,724 shares of our common stock held by Mr. McClung, (ii) 195,326 shares subject to options vested and exercisable within 60 days of March 31, 2024, and (iii) 16,871 shares subject to option grants held by Mr. McClung.

(11)	Consists of (i) 54,268 shares of our common stock and (ii) 28,789 shares subject to options held by Mr. Moyes that are vested and exercisable within 60 days of March 31, 2024.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Party Transactions

We describe below transactions and series of similar transactions, since January 1, 2023, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Transactions

We have granted stock options to our named executive officers and certain of our directors. See the section titled “Executive Compensation−Outstanding Equity Awards at 2023 Year-End” for a description of these stock options.

We have entered into change of control and severance agreements with certain of our executive officers that provides for certain severance and change in control benefits. See the section titled “Executive Compensation−Potential Payments upon Termination or Change of Control.”

On April 9, 2020, we entered into a Litigation Funding Agreement, or the Funding Agreement, with BSLF, L.L.C., or the Funder, an entity owned and controlled by Andrew Blank, a member of our board of directors, for the purpose of funding the Company’s legal proceedings and any and all claims, actions and/or proceedings relating to or arising from the case captioned Boston Scientific Corp., et al., v. BioCardia Inc., Case No. 3:19-05645-VC, U.S.D.C., N. D. Cal, or the Litigation. On April 12, 2021, all parties to the Litigation entered into a confidential settlement agreement. All claims in the Litigation were dismissed. The settlement did not result in any material benefit or liability to the Company. In March 2022, we entered into settlement agreements with our litigation service providers and the Funder to terminate the Funding Agreement and conclude on all remaining matters thereunder. Under the terms of the confidential agreements, the Company’s corporate counsel agreed to provide up to $300,000 in future discounts on legal services. The Company agreed to remit the discounts, as received, to the Funder on a quarterly basis. During the year ended December 31, 2023, the Company remitted credits totaling $125,971 to BSLF in accordance with the settlement agreement.

In June 2023, we entered into a securities purchase agreement with certain existing investors and other institutional investors, as well as certain directors and officers of the Company, pursuant to which the Company agreed to sell and issue to such purchasers an aggregate of 1,133,141 shares of our common stock in a registered direct offering at an offering price of $2.336 per share. Certain of the Company’s directors and executive officers invested in such offering as follows: Jim Allen invested $150,000, an entity affiliated with Andrew Blank invested $150,000, an entity affiliated with Simon H. Stertzer, M.D. invested $150,000, Peter Altman, Ph.D. invested $15,000 and David McClung invested $10,000.

In February 2024, we entered into a securities purchase and registration rights agreement relating to a private placement with certain qualified institutional buyers and institutional accredited investors, as well as Peter Altman, our President and Chief Executive Officer. Pursuant to such agreement, we sold an aggregate of 2,012,978 shares of our common stock and warrants to purchase an aggregate of 1,006,488 shares of our common stock, including 108,108 and 54,054, respectively, to Dr. Altman. The Company also agreed to provide for the resale of such securities pursuant to a registration statement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. Our financial statements and other information required by Item 13(a) are incorporated by reference from our annual report on Form 10-K filed with the SEC on March 27, 2024.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the fiscal year ended December 31, 2023. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2023, all Section 16(a) filing requirements were satisfied on a timely basis, except with respect to the failure to timely file a Form 4 for Peter Altman, Ph.D. (filed with the SEC on August 18, 2023) to report one transaction.

Fiscal Year 2023 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2023 are included in our Annual Report on Form 10-K, which was filed with the SEC on March 27, 2024. This proxy statement and our annual report are posted on the Financials & Filings portion of our website at www.biocardia.com/investors/financials-filings/id/1021 and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to BioCardia, Inc., Attention: Secretary, 320 Soquel Way, Sunnyvale, California 94085.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Sunnyvale, California

April    , 2024

Annex A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOCARDIA, INC.

BioCardia, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1.        The name of the Corporation is BioCardia, Inc. The Corporation was originally incorporated under the name “NAM Corporation” and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 12, 1994.

2.        The Corporation’s Amended and Restated Certificate of Incorporation is hereby amended as follows:

a.	Article IV, Section 4.1 of the Corporation’s Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“Authorized Capital Stock. Effective upon the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation amending this paragraph (the “Effective Time”), each two (2) to twenty (20) shares of Common Stock shall automatically be exchanged and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, in each case without any further action by the Corporation or any holder thereof, the exact ratio within the two to twenty range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall, until surrendered to the Corporation in exchange for a certificate representing such new number of shares of Common Stock, automatically represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above and subject to prior combinations of Common Stock by the Corporation. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 75,000,000 shares, consisting of 50,000,000 shares of Common Stock, having par value of $0.001 (the “Common Stock”), and 25,000,000 shares of Preferred Stock, having a par value of $0.001 (the “Preferred Stock”).”

3.        On [●], 2024, the Board of Directors of the Corporation determined that each [●] share of the Corporation’s Common Stock issued immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock. The Corporation publicly announced this ratio on [●], 2024.

4.        This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

5.        This Certificate of Amendment shall become effective on [●], 2024 at 12:01 a.m. Eastern Time.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, this Certificate of Amendment is duly executed by the undersigned officer of the Corporation on ____________, 2024.

By:
Name:
Title:

A-2

BioCardia®

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

Nominees

01 Jim Allen   02 Andrew Blank

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000568139_1 R1.0.0.24

BIOCARDIA®

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com

BioCardia, Inc.
Annual Meeting of Stockholders
May 20, 2024 - 9:00 AM, PT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Peter Altman and David McClung, or either of them, as proxies, each with the power to appoint such individual's substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BioCardia, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PT on May 20, 2024, at Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.